                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           Continental Airlines, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [ ]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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

                          [CONTINENTAL AIRLINES LOGO]

                                 April 3, 2001

To Our Stockholders:

     On behalf of the Board of Directors, we are pleased to invite you to attend the Continental Airlines, Inc. 2001 Annual Meeting of Stockholders. As indicated in the attached notice, the meeting will be held at The Hyatt Regency, 1200 Louisiana Street, Houston, Texas on Tuesday, May 15, 2001, at 10:00 a.m., local time. At the meeting, in addition to acting on the matters described in the attached proxy statement, there will be an opportunity to discuss other matters of interest to you as a stockholder.

     Please authorize your proxy or direct your vote by internet or telephone as described in the enclosed proxy statement, even if you plan to attend the meeting in person. Alternatively, you can date, sign and mail the enclosed proxy card in the envelope provided. We look forward to seeing you in Houston.

                                            Cordially,

                                            /s/ GORDON BETHUNE
                                            Gordon Bethune
                                            Chairman of the Board and Chief
                                            Executive Officer

                                            /s/ GREG BRENNMAN
                                            Greg Brenneman
                                            President and Chief Operating
                                            Officer

                           CONTINENTAL AIRLINES, INC.
                         1600 SMITH STREET, DEPT. HQSEO
                              HOUSTON, TEXAS 77002

                             ---------------------

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 2001

                             ---------------------

     The 2001 annual meeting of stockholders of Continental Airlines, Inc. will be held at The Hyatt Regency, 1200 Louisiana Street, Houston, Texas on Tuesday, May 15, 2001, at 10:00 a.m., local time, for the following purposes:

          1. To elect thirteen directors to serve until the next annual meeting of stockholders;

          2. To consider and act upon a proposal to amend the company's 1997 Employee Stock Purchase Plan;

          3. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the company and its subsidiaries for 2001; and

          4. To consider and act upon any other matters that may properly come before the annual meeting or any adjournment or adjournments thereof.

     The holders of record of the company's common stock at the close of business on March 23, 2001 are entitled to notice of and to vote at the meeting. A list of the stockholders entitled to vote at the meeting will be available for examination, during ordinary business hours, for ten days before the meeting at our principal place of business, 1600 Smith Street, Houston, Texas.

                                            /s/ Jeffery A. Smisek
                                            Jeffery A. Smisek
                                            Secretary

Houston, Texas
April 3, 2001

     PLEASE AUTHORIZE YOUR PROXY OR DIRECT YOUR VOTE BY INTERNET OR TELEPHONE AS DESCRIBED IN THE ENCLOSED PROXY STATEMENT, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON. ALTERNATIVELY, YOU MAY DATE, SIGN AND MAIL THE ENCLOSED PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENVELOPE PROVIDED. IF YOU MAIL THE PROXY CARD, NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE MEETING IN PERSON AND WANT TO WITHDRAW YOUR PROXY, YOU MAY DO SO AS DESCRIBED IN THE ENCLOSED PROXY STATEMENT AND VOTE IN PERSON ON ALL MATTERS PROPERLY BROUGHT BEFORE THE MEETING.

                           CONTINENTAL AIRLINES, INC.
                         1600 SMITH STREET, DEPT. HQSEO
                              HOUSTON, TEXAS 77002

                             ---------------------

                                PROXY STATEMENT

                      2001 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 2001

                             ---------------------

                                  THE MEETING

PURPOSE, PLACE, DATE AND TIME

     We are providing this proxy statement to you in connection with the solicitation on behalf of Continental's board of directors of proxies to be voted at the company's 2001 annual stockholders meeting or any postponement or adjournment of that meeting. The meeting will be held at The Hyatt Regency, 1200 Louisiana Street, Houston, Texas on Tuesday, May 15, 2001, at 10:00 a.m., local time, for the purposes set forth in the accompanying Notice of 2001 Annual Meeting of Stockholders. This proxy statement and the accompanying proxy, which are accompanied or preceded by a copy of Continental's 2000 Annual Report, are being first mailed or otherwise delivered to stockholders on or about April 3, 2001.

RECORD DATE; STOCKHOLDERS ENTITLED TO VOTE; QUORUM; VOTE REQUIRED

     Stockholders of record at the close of business on March 23, 2001, the record date, are entitled to notice of and to vote at the meeting and at any postponement or adjournment of the meeting. At the close of business on the record date, Continental had outstanding 53,616,893 shares of Class B common stock. Subject to certain limitations on voting by non-U.S. citizens, as described below, each share of Class B common stock is entitled to one vote per share.

     Under U.S. law, no more than 25% of the voting stock of a U.S. air carrier such as Continental may be owned or controlled, directly or indirectly, by persons who are not U.S. citizens and Continental itself must be a U.S. citizen. For these purposes, a "U.S. citizen" means:

     - an individual who is a citizen of the United States;

     - a partnership each of whose partners is an individual who is a citizen of the United States; or

     - a corporation or association organized under the laws of the United States or a state, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75% of the voting interest is owned or controlled by persons who are citizens of the United States.

In addition, the U.S. Department of Transportation has broad authority to determine on a case-by-case basis whether an air carrier is effectively owned and controlled by citizens of the United States, and has indicated that the ownership of less than 50% of an air carrier's total equity securities by non-citizens of the United States, taken alone, is not indicative of foreign control of the air carrier.

     In order to comply with these rules, our certificate of incorporation provides that persons who are not U.S. citizens may not vote shares of our capital stock unless the shares are registered on a separate stock record maintained by us. We will not register shares on this record if the amount registered would cause us to violate the foreign ownership rules or adversely affect our operating certificates or authorities. Registration on this record is made in chronological order based on the date we receive a written request for registration. An affiliate of AXA Financial, Inc. has requested that all shares beneficially owned by AXA Financial, Inc. and its affiliates be included on our foreign stock record. See "Voting Rights and Principal Stockholders." Because of the number of shares currently held by AXA Financial, Inc. and its affiliates, the registration on our foreign stock record, and thus the voting, of shares owned by any other Continental stockholders that are not U.S. citizens is currently precluded.

     A quorum of stockholders is necessary for a valid meeting. The required quorum for the transaction of business at the annual meeting is a majority of the total outstanding shares of stock entitled to vote at the meeting, either present in person or represented by proxy. Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum, as would broker non-votes. A broker non-vote occurs under stock exchange rules when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instruction is given. However, the nature of the proposals to be considered at the meeting allows brokers discretionary voting in the absence of timely instructions from beneficial owners, so there should not be any broker non-votes in connection with the meeting.

     Abstentions are treated as votes cast and thus will have the same effect as a vote against a proposal. Directors are elected by a plurality of the votes cast for directors, while the amendment of the company's 1997 Employee Stock Purchase Plan and the ratification of the appointment of independent auditors each requires approval by a majority of the votes cast on the applicable proposal.

VOTING OF PROXIES

     Although you may return the proxy card or voting form that accompanies this proxy statement in the enclosed postage-paid envelope, we ask that you vote instead by internet or telephone. Internet and telephonic proxies save us money. Please note that the telephonic voting procedures described below are not available for shares held by non-U.S. citizens.

     Shares Held by You of Record. Stockholders with shares registered in their names with Mellon Investor Services LLC, Continental's transfer agent and registrar, may authorize a proxy by internet at the following internet address: http://www.proxyvoting.com/cal or telephonically by calling Mellon Investor Services at 1-800-840-1208. Proxies submitted through Mellon Investor Services by internet or telephone must be received by 4:00 p.m. east coast time on May 14, 2001. The giving of such proxy will not affect your right to vote in person if you decide to attend the meeting.

     Shares Held in a Bank or Brokerage Account. A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by internet or telephone. This option is separate from that offered by Mellon Investor Services and will be reflected on the voting form from a bank or brokerage firm that accompanies this proxy statement. If your shares are held in an account at a bank or brokerage that participates in such a program, you may direct the vote of those shares by internet or telephone by following the instructions on their enclosed voting form. Votes directed by internet or telephone through such a program must be received by 11:59 p.m. east coast time on May 14, 2001. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the meeting; however, you must first request a legal proxy either on the internet or the voting form that accompanies this proxy statement. Requesting a legal proxy prior to the deadlines described above will automatically cancel any voting directions you have previously given by internet or by telephone with respect to your shares.

     The internet and telephone proxy procedures are designed to authenticate stockholders' identities, to allow stockholders to give their proxy instructions and to confirm that those instructions have been properly recorded. Stockholders authorizing proxies or directing the voting of shares by internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, that must be borne by the stockholder.

REVOCATION OF PROXIES

     You can revoke your proxy before it is exercised at the meeting in any of three ways:

     - by submitting written notice to our Secretary before the meeting that you have revoked your proxy;

     - by timely submitting another proxy by telephone, via the internet or by mail that is later dated and, if by mail, that is properly signed; or

     - by voting in person at the meeting.

EXPENSES OF SOLICITATION

     In addition to the solicitation of proxies by mail, proxies may also be solicited by internet, telephone, telegram, fax or in person by regular employees and directors of Continental, none of whom will receive additional compensation for that solicitation. In addition, we have retained Mellon Investor Services to assist in the solicitation of proxies for a fee estimated not to exceed $6,000 plus reasonable out-of-pocket expenses. Arrangements will be made with brokerage houses and with other custodians, nominees and fiduciaries to forward proxy soliciting materials to beneficial owners, and we will reimburse them for their reasonable out-of-pocket expenses incurred in doing so.

OTHER MATTERS TO BE ACTED ON AT THE ANNUAL MEETING

     We will not act on any matters at the meeting other than those indicated on the accompanying Notice and procedural matters related to the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS CONTAINED IN THIS PROXY STATEMENT.

                    VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

     The company has one class of common stock outstanding, called Class B common stock, which is entitled to one vote per share, subject to the limitations on voting by non-U.S. citizens described above. The following table sets forth, as of March 23, 2001 (except as otherwise set forth below), certain information with respect to persons owning beneficially (to our knowledge) more than five percent of any class of our voting securities. The table also sets forth the respective voting power of those persons, which may vary from the percentage of shares held due to the restrictions on foreign voting. These restrictions may decrease the voting power of non-U.S. citizens, effectively increasing the voting power of U.S. citizens. Unless otherwise noted, information in the table is based on reports that have been filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, and information furnished to us by such holders.

                                                               BENEFICIAL
                                                              OWNERSHIP OF
NAME AND ADDRESS OF                                             CLASS B      PERCENT     VOTING
BENEFICIAL HOLDER                                             COMMON STOCK   OF CLASS   POWER(1)
-------------------                                           ------------   --------   --------
AXA Financial, Inc. ........................................   20,707,085(2)   38.6%      25.0%
  1290 Avenue of the Americas
  New York, NY 10104
Wellington Management Company, LLP..........................    3,618,300(3)    6.8%       8.4%
  75 State Street
  Boston, MA 02109

---------------

(1) As described above under "Stockholders Entitled to Vote," voting by persons who are not U.S. citizens is limited by statute to 25% of Continental's voting power, and our certificate of incorporation and bylaws restrict voting of our stock to ensure compliance with these laws. Also as described above, an affiliate of AXA Financial, Inc. has requested that all of the shares beneficially owned by AXA Financial, Inc. and its affiliates be included on our foreign stock record, thus currently precluding inclusion on that record

    (and voting) of our common stock by any of our other stockholders that are not U.S. citizens. If an appropriate regulatory or judicial authority determined that the voting by AXA Financial, Inc. or its affiliates of all their shares would not violate the statutory restrictions, then the current voting limitations would no longer be in effect with respect to those shares, and the voting power of shares held by all of Continental's stockholders would be proportional to their beneficial ownership of Class B common stock.

(2) According to an amendment to Schedule 13G filed with the SEC pursuant to the Exchange Act in March 2001, the AXA Parties may be deemed to have owned as of February 28, 2001, for purposes of Regulation 13D-G, up to 20,707,085 shares of Class B common stock. The AXA Parties are comprised of (i) AXA, a French company ("AXA"), (ii) AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle, each a French mutual insurance company (collectively referred to as "Mutuelles AXA"), (iii) AXA Financial, Inc., a Delaware corporation, and (iv) a subsidiary of AXA Financial, Inc., Alliance Capital Management L.P. AXA and Mutuelles AXA have disclaimed beneficial ownership of the securities held by AXA Financial, Inc. and its subsidiaries for purposes of Regulation 13D-G, and AXA Financial, Inc. has not admitted that the shares beneficially owned by its affiliates are owned by non-U.S. citizens for purposes of U.S. federal aviation statutes or Continental's certificate of incorporation or bylaws. As to the amounts shown in the table, the AXA Parties may be deemed to have the following power over the shares: sole voting power (5,727,757), sole dispositive power (20,703,840), shared voting power (8,720,695) and shared dispositive power (3,245). According to the 13G amendment, only Alliance Capital Management L.P., 1345 Avenue of the Americas, New York, NY 10105, had an interest in the reported securities representing greater than 5% of the Class B common stock.

(3) According to a Schedule 13G filed with the SEC pursuant to the Exchange Act in February 2001, Wellington Management Company, LLP as investment adviser for various clients, may be deemed to have owned as of December 31, 2000 for purposes of Regulation 13D-G 3,618,300 shares of Class B common stock. Wellington reported that it had shared power to vote 295,700 of those shares and shared power to dispose of all of those shares. It also reported that none of its clients, other than Vanguard Windsor Funds, was known by it to own more than five percent of the Class B common stock. Representatives of those funds have advised us that the Vanguard Windsor Funds-Windsor Fund, P.O. Box 2600, V37, Valley Forge, PA 19482, may be deemed to have owned as of February 28, 2001 for purposes of Regulation 13D-G 3,457,800 shares of Class B common stock. The fund may be deemed to have sole voting power and shared dispositive power over all of those shares.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows, as of March 23, 2001, the number of shares of Class B common stock beneficially owned by each of our current directors, our executive officers named below in the Summary Compensation Table, and all executive officers and directors as a group.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL    PERCENT
NAME OF BENEFICIAL OWNERS                                     OWNERSHIP(1)   OF CLASS
-------------------------                                     ------------   --------
Thomas J. Barrack, Jr. .....................................      31,000(2)      *
Gordon M. Bethune...........................................     393,777(3)      *
David Bonderman.............................................   1,959,531(4)    3.7%
Gregory D. Brenneman........................................     337,816(5)      *
Kirbyjon H. Caldwell........................................      10,288(6)      *
Patrick Foley...............................................      31,000(7)      *
Lawrence W. Kellner.........................................     173,081(8)      *
Douglas H. McCorkindale.....................................      31,000(7)      *
C.D. McLean.................................................     147,625(9)      *
George G. C. Parker.........................................      26,400(10)     *
Richard W. Pogue............................................      20,240(11)     *
William S. Price III........................................      29,929(10)     *
Jeffery A. Smisek...........................................     152,245(12)     *
Donald L. Sturm.............................................     208,219(13)     *
Karen Hastie Williams.......................................      25,000(7)      *
Charles A. Yamarone.........................................      36,000(14)     *
All executive officers and directors as a group.............   4,347,356(15)   7.8%

---------------

  *  Less than 1%

 (1) The persons listed have the sole power to vote and dispose of the shares beneficially owned by them except as otherwise indicated.

 (2) Includes 28,000 shares subject to vested director stock options and 3,000 shares held in trust for the benefit of Mr. Barrack's children, as to which shares Mr. Barrack disclaims beneficial ownership.

 (3) Includes 362,500 shares subject to vested options, or vesting within 60 days after March 23, 2001, and 30,000 restricted shares scheduled to vest in 33 1/3% increments on each of July 25, 2001, 2002 and 2003.

 (4) Includes 31,000 shares subject to vested director stock options, 762,645 shares held by 1998 CAI Partners, L.P. ("CAIP"), 704,098 shares held by Bonderman Family Limited Partnership ("BFLP") and 281,305 shares held by 1992 Air, Inc. 1992 Air GP is the general partner of CAIP and thus could be deemed to be the beneficial owner of the shares held by CAIP. 1992 Air, Inc. is the majority general partner of 1992 Air GP and thus could be deemed to be the beneficial owner of the shares attributable to 1992 Air GP. David Bonderman is the controlling shareholder of 1992 Air, Inc. and the sole general partner of BFLP and thus could be deemed to be the beneficial owner of the shares owned by and attributable to 1992 Air, Inc. and the shares owned by BFLP.

 (5) Includes 305,000 shares subject to vested options, or vesting within 60 days after March 23, 2001, and 30,000 restricted shares scheduled to vest in 33 1/3% increments on each of July 25, 2001, 2002 and 2003.

 (6) Includes 10,000 shares subject to vested director stock options.

 (7) Represents shares subject to vested director stock options.

 (8) Includes 140,000 shares subject to vested options, or vesting within 60 days after March 23, 2001, 30,000 restricted shares scheduled to vest in 33 1/3% increments on each of July 25, 2001, 2002 and 2003, and 200 shares owned by a relative of Mr. Kellner, as to which shares Mr. Kellner shares dispositive power but disclaims beneficial ownership.

 (9) Includes 115,000 shares subject to vested options, or vesting within 60 days after March 23, 2001, and 30,000 restricted shares scheduled to vest in 33 1/3% increments on each of July 25, 2001, 2002 and 2003.

(10) Includes 25,000 shares subject to vested director stock options.

(11) Includes 15,000 shares subject to vested director stock options.

(12) Includes 115,000 shares subject to vested options, or vesting within 60 days after March 23, 2001, and 30,000 restricted shares scheduled to vest in 33 1/3% increments on each of July 25, 2001, 2002 and 2003.

(13) Includes 31,000 shares subject to vested director stock options and 30,200 shares held in trust for the benefit of one of Mr. Sturm's children. Also includes 147,019 shares representing Mr. Sturm's proportionate interest in CAIP; Mr. Sturm is a limited partner of CAIP and may be deemed to share voting and dispositive power with respect to these shares.

(14) Includes 28,000 shares subject to vested director stock options.

(15) Includes 2,137,725 shares subject to vested options, or vesting within 60 days after March 23, 2001, which are held by executive officers and non-employee directors of Continental, and 150,000 restricted shares reflected in the foregoing footnotes.

                              GENERAL INFORMATION

BOARD OF DIRECTORS MEETINGS

     Regular meetings of our board of directors are generally held four times per year, and special meetings are scheduled when required. The board held seven meetings in 2000.

STANDING COMMITTEES OF THE BOARD

     The Audit Committee has the authority and power to act on behalf of the board of directors with respect to the appointment of our independent auditors and with respect to authorizing any special audit or audit-related activities which, in the committee's discretion, are deemed necessary to perform its functions. The committee monitors the audit activities of Continental and its subsidiaries to assure that they have implemented proper internal accounting controls and reviews and discusses the company's audited financial statements with management and the independent auditors. See "Report of the Audit Committee" below. The committee consists of three non-employee directors and met five times in 2000.

     The Executive Committee exercises certain powers of the board of directors between board meetings. The committee, which consists of two non-employee directors and one officer-director of the company, held no formal meetings in 2000, but did take action by unanimous written consent.

     The Finance and Strategy Committee reviews our annual budget, our short and long-term strategic plans and our capital expenditure plans, and makes recommendations to the board of directors regarding implementation of those plans as the committee deems appropriate. The committee, which consists of two officer-directors and three non-employee directors, met once in 2000.

     The Human Resources Committee has the authority and power to act on behalf of the board of directors with respect to all matters relating to the employment of senior officers by Continental and its subsidiaries, including approval of compensation, benefits, incentives and employment contracts. The committee administers our stock option, employee stock purchase and profit sharing plans, executive bonus program and other incentive programs. The committee consists of four non-employee directors and met six times in 2000.

     The Independent Directors Committee reviewed compliance by Northwest Airlines Corporation and its affiliates with the provisions of the former governance agreement between Northwest and Continental and other related agreements to assure that the standstill, voting, transfer, conduct, board composition, approval and other requirements, restrictions, terms and conditions of those agreements were adhered to and that the benefits thereunder for Continental and its stockholders were fully protected. The committee consisted of eight non-employee directors and met five times in 2000. As a result of our purchase of most of our Class A common stock from Northwest and an affiliate and the termination of the governance and related agreements in January 2001, the Independent Directors Committee will be dissolved.

     We do not have a nominating committee.

     During 2000, each director attended at least 75% of the sum of the total number of meetings of the board and each committee of which he or she was a member.

COMPENSATION OF DIRECTORS

     Members of our board of directors who are not our full-time employees receive:

     - $35,000 per year;

     - $2,000 (or $3,000 for the chairperson) for each board and committee meeting physically attended;

     - $1,000 for each board meeting attended by telephone;

     - $500 for each committee meeting attended by telephone;

     - stock options to purchase 5,000 shares of Class B common stock at the grant date fair market value following each annual stockholders meeting and upon election to the board if they are first elected to the board other than at an annual stockholders meeting; and

     - lifetime flight benefits, comprised of space-available personal and family flight passes, a travel card permitting positive space travel by the director, the director's family and certain other individuals (which is taxable to the director, subject to the reimbursement of certain of such taxes by the company), a frequent flyer card and an airport lounge card.

In addition, directors who conduct Continental business in their capacities as directors on Continental's behalf at the request of the board or the Chairman of the Board are paid (i) for telephone participation in board and committee meetings as if they were physically present, if their conducting that business makes it impractical for them to attend the meeting in person, and (ii) $3,000 per day spent outside the United States while conducting that business.

     During 2000, the value we imputed to the use of the flight benefits shown above, including our reimbursement of related taxes, varied by director, but did not exceed $12,450 for any of the outside directors.

     Our full-time employees who serve as directors receive reimbursement of expenses incurred in attending meetings, in addition to flight and other benefits provided in their employment agreements or shared generally by our other employees.

EXECUTIVE OFFICERS

     The following table sets forth information with respect to our current executive officers:

             NAME, AGE AND POSITION                     TERM OF OFFICE AND BUSINESS EXPERIENCE
             ----------------------                     --------------------------------------
GORDON M. BETHUNE, age 59.......................  Chairman of the Board and Chief Executive Officer
  Chairman of the Board and Chief Executive       since September 1996. Director since August 1994;
  Officer                                         President and Chief Executive Officer (November
                                                  1994-September 1996); President and Chief Operating
                                                  Officer (February 1994-November 1994); various
                                                  positions with The Boeing Company commencing in
                                                  1988, including Vice President and General Manager
                                                  of the Commercial Airplane Group Renton Division,
                                                  Vice President and General Manager of the Customer
                                                  Services Division and Vice President of Airline
                                                  Logistics Support; Director of: Honeywell
                                                  International Inc.; ANC Rental Corporation.
GREGORY D. BRENNEMAN, age 39....................  President, Chief Operating Officer since September
  President, Chief Operating Officer and          1996. Director since June 1995; Chief Operating
  Director                                        Officer (May 1995-September 1996); Consultant to
                                                  the company (February-April 1995); various
                                                  positions, including Vice President, with Bain &
                                                  Company, Inc. (consulting firm) commencing in 1987;
                                                  Director of: J. Crew Group, Inc.; The Home Depot,
                                                  Inc.
LAWRENCE W. KELLNER, age 42.....................  Executive Vice President and Chief Financial
  Executive Vice President and Chief Financial    Officer since November 1996. Senior Vice President
  Officer                                         and Chief Financial Officer (June 1995-November
                                                  1996); Director of Belden & Blake Corporation.
C.D. McLEAN, age 59.............................  Executive Vice President -- Operations since
  Executive Vice President -- Operations          November 1996. Senior Vice President -- Operations
                                                  (April 1994-November 1996).
JEFFERY A. SMISEK, age 46.......................  Executive Vice President, General Counsel and
  Executive Vice President, General Counsel and   Secretary since November 1996. Senior Vice
  Secretary                                       President, General Counsel and Secretary (April
                                                  1995-November 1996); Director of Varco
                                                  International, Inc.
MICHAEL H. CAMPBELL, age 52.....................  Senior Vice President -- Human Resources and Labor
  Senior Vice President -- Human Resources and    Relations since January 1997. Partner, Ford &
  Labor Relations                                 Harrison LLP (law firm) (1978-1997).
JAMES COMPTON, age 45...........................  Senior Vice President -- Pricing and Revenue
  Senior Vice President -- Pricing and Revenue    Management since February 2001. Vice
  Management                                      President -- Pricing and Revenue Management (August
                                                  1999-February 2001); Vice President -- Pricing
                                                  (January 1998-August 1999); Staff Vice President
                                                   -- Pricing (January 1996-January 1998).
MARK A. ERWIN, age 45...........................  Senior Vice President -- Airport Services since
  Senior Vice President -- Airport Services       April 1995.
J. DAVID GRIZZLE, age 46........................  Senior Vice President -- Corporate Development
  Senior Vice President -- Corporate Development  since November 1996. Vice President -- Alliance
                                                  Development (April 1995-November 1996).
GLEN W. HAUENSTEIN, age 40......................  Senior Vice President -- Scheduling since February
  Senior Vice President -- Scheduling             2001. Vice President Scheduling (January
                                                  1998-February 2001); Staff Vice President --
                                                  Scheduling (January 1996-January 1998).

             NAME, AGE AND POSITION                     TERM OF OFFICE AND BUSINESS EXPERIENCE
             ----------------------                     --------------------------------------
GERALD LADERMAN, age 43.........................  Senior Vice President -- Finance since January
  Senior Vice President -- Finance                2000. Vice President -- Corporate Finance (June
                                                  1995-December 1999).
GEORGE L. MASON, age 54.........................  Senior Vice President -- Technical Operations since
  Senior Vice President -- Technical Operations   November 1996. Vice President -- Technical
                                                  Operations (March 1994-November 1996).
DEBORAH L. McCOY, age 46........................  Senior Vice President -- Flight Operations since
  Senior Vice President -- Flight Operations      September 1999. Vice President -- Flight Training
                                                  and Inflight (April 1997-September 1999); Staff
                                                  Vice President -- Standards Training and
                                                  Performance (May 1996-April 1997); Senior
                                                  Director -- Operational Performance (December
                                                  1994-May 1996); Director of Eaton Corp.
JAMES B. REAM, age 45...........................  President of Continental Express, Inc. since
  President of Continental Express, Inc.          October 1999. Senior Vice President -- Asia of
                                                  Continental Airlines, Inc. (March 1998-October
                                                  1999); President and Chief Operating Officer of
                                                  Continental Micronesia, Inc. (October 1996-April
                                                  1998); Executive Vice President and Chief Operating
                                                  Officer of Continental Micronesia, Inc. (June
                                                  1996-October 1996); Vice President -- Finance of
                                                  Continental Airlines, Inc. (December 1994-June
                                                  1996).
BONNIE S. REITZ, age 48.........................  Senior Vice President -- Sales and Distribution
  Senior Vice President -- Sales and              since November 1996. Vice President -- Marketing
  Distribution                                    and Sales (August 1994-November 1996).
BARRY P. SIMON, age 58..........................  Senior Vice President -- International since
  Senior Vice President                           November 1996. Senior Vice President -- Europe
                                                  (June 1995-November 1996).
KUNIAKI (JUN) TSURUTA, age 65...................  Senior Vice President -- Purchasing and Materials
  Senior Vice President -- Purchasing and         Services since November 1996. Vice
  Materials Services                              President -- Purchasing (April 1994-November 1996).
JOHN E. (NED) WALKER, age 49....................  Senior Vice President -- Worldwide Corporate
  Senior Vice President -- Worldwide Corporate    Communications since March 2000; Vice President --
  Communications                                  Corporate Communications (November 1994-March
                                                  2000).
JANET P. WEJMAN, age 43.........................  Senior Vice President and Chief Information Officer
  Senior Vice President and Chief Information     since November 1996. Vice President and Chief
  Officer                                         Information Officer (February 1996-November 1996);
                                                  Assistant Vice President of System Technology and
                                                  User Training, Chicago & North Western Railroad
                                                  (August 1992-November 1995).

     There is no family relationship between any of the executive officers. All officers are appointed by the board of directors to serve until their resignation, death or removal.

COMPENSATION OF EXECUTIVE OFFICERS

     The following tables set forth (i) the aggregate amount of remuneration we paid during 2000, 1999 and 1998 to the chief executive officer and our four other most highly compensated executive officers in 2000, (ii) the number of shares of Class B common stock subject to options granted to them during 2000 and the Black-Scholes value of those options, (iii) information regarding stock options they exercised in 2000 and the value of the options they held at the end of 2000, and (iv) information regarding long-term incentive awards made to them during 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM COMPENSATION
                                                                              ----------------------------------
                                              ANNUAL COMPENSATION                     AWARDS            PAYOUTS
                                    ---------------------------------------   -----------------------   --------
                                                                 OTHER        RESTRICTED   SECURITIES
                                                                ANNUAL          STOCK      UNDERLYING     LTIP      ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS(1)    COMPENSATION(2)   AWARDS(3)     OPTIONS     PAYOUTS    COMPENSATION
---------------------------  ----   --------   ----------   ---------------   ----------   ----------   --------   ------------
Gordon M. Bethune.........   2000   $966,879   $2,145,540       $3,830        $1,620,000     75,000     $781,875        $0
  Chairman of the Board and  1999    860,840    6,390,500        6,012                 0          0            0         0
  Chief Executive Officer    1998    765,000    1,381,500        2,941                 0    650,000            0         0
Gregory D. Brenneman......   2000   $723,730   $1,527,608       $4,534        $1,620,000     63,500     $511,313        $0
  President and Chief        1999    658,376    4,412,500        6,692                 0          0            0         0
  Operating Officer          1998    586,508    1,018,752        6,316                 0    550,000            0         0
Lawrence W. Kellner.......   2000   $580,781   $1,095,710       $8,833        $1,620,000     30,000     $390,094        $0
  Executive Vice President   1999    476,310    2,387,500        7,872                 0          0            0         0
  and Chief Financial        1998    428,400      675,000       11,716                 0    250,000            0         0
    Officer
C.D. McLean...............   2000   $459,820   $  871,093       $1,091        $1,620,000     30,000     $253,969        $0
  Executive Vice President   1999    435,815    2,337,500        1,152                 0          0            0         0
   --  Operations            1998    383,100      618,752        5,427                 0    200,000            0         0
Jeffery A. Smisek.........   2000   $427,172   $  831,250       $7,020        $1,620,000     30,000     $236,250        $0
  Executive Vice President,  1999    404,919    2,300,000        7,445                 0          0            0         0
  General Counsel and        1998    356,996      587,500        8,783                 0    200,000            0         0
    Secretary

---------------

(1) Each year shown includes stay bonus amounts paid in connection with the acquisition by Northwest Airlines Corporation and its affiliates of certain of our capital stock in November 1998. The company also agreed to make charitable contributions in the executives' names, including to the We Care Trust (the employee assistance charitable fund of Continental), over those same periods in the amount of $340,000 in the case of Mr. Bethune, $1,000,000 in the case of Mr. Brenneman, and $250,000 in the case of each of Messrs. Kellner, McLean and Smisek.

(2) Represents a tax adjustment relating to certain travel benefits we provided to the executives.

(3) Determined based on the closing price of the Class B common stock on the date the restricted shares were granted. At the end of 2000, each of the named officers held 30,000 shares of restricted stock valued at $1,548,750 based on the December 29, 2000 closing price of the Class B common stock of $51.625. The shares held by each of the named officers vest in 33 1/3% increments on each of July 25, 2001, July 25, 2002 and July 25, 2003. Although we have paid no dividends on our common stock, any dividends would be payable upon both vested and non-vested shares.

                           OPTION GRANTS DURING 2000

                                                       INDIVIDUAL GRANTS
                                     -----------------------------------------------------
                                     NUMBER OF     PERCENTAGE OF
                                     SECURITIES        TOTAL
                                     UNDERLYING   OPTIONS GRANTED   EXERCISE                 GRANT DATE
                                      OPTIONS     TO EMPLOYEES IN     PRICE     EXPIRATION    PRESENT
NAME                                 GRANTED(1)     FISCAL YEAR     ($/SHARE)      DATE       VALUE(2)
----                                 ----------   ---------------   ---------   ----------   ----------
Gordon M. Bethune..................    75,000          5.1%         $42.0625     5/23/05     $1,321,733
Gregory D. Brenneman...............    63,500          4.4%         $42.0625     5/23/05      1,119,067
Lawrence W. Kellner................    30,000          2.1%         $42.0625     5/23/05        528,693
C.D. McLean........................    30,000          2.1%         $42.0625     5/23/05        528,693
Jeffery A. Smisek..................    30,000          2.1%         $42.0625     5/23/05        528,693

---------------

(1) The options vest in annual 25% increments commencing May 23, 2001.

(2) Estimated using the Black-Scholes option pricing model, which requires the input of highly subjective assumptions, including expected stock price volatility. The model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable, unlike our employee stock options. These differences and changes in the subjective input assumptions can materially affect the estimated values shown. Consequently, the model does not necessarily provide a reliable estimate of the options' value. The estimated values shown are based on the following input assumptions: risk-free interest rate of 6.5%; dividend yield of 0%; volatility factor of the expected market price of our common stock of 47%; and a weighted average expected life of the options of
    3.6 years.

         AGGREGATED OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                            SHARES                   OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(1)
                           ACQUIRED       VALUE      ---------------------------   ---------------------------
NAME                      ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   ----------   -----------   -------------   -----------   -------------
Gordon M. Bethune.......    370,000     $8,245,968     325,000        400,000      $4,156,250     $4,873,438
Gregory D. Brenneman....    244,000      5,454,398     275,000        338,500       3,574,375      4,181,594
Lawrence W. Kellner.....    130,000      2,912,869     125,000        155,000       1,579,375      1,866,250
C.D. McLean.............    148,750      3,538,499     100,000        130,000       1,163,750      1,450,625
Jeffery A. Smisek.......    130,000      2,912,718     100,000        130,000       1,163,750      1,450,625

---------------

(1) Determined based on the closing price of the Class B common stock on December 29, 2000 of $51.625.

                  LONG TERM INCENTIVE PLANS -- AWARDS IN 2000

     The following table sets forth awards granted under our Long Term Incentive Performance Award Program (or LTIP) and our Officer Retention and Incentive Award Program (or Retention Program), each of which has been implemented under our Incentive Plan 2000.

                                                                             ESTIMATED FUTURE PAYOUTS
                                                     PERFORMANCE OR              UNDER NON-STOCK
                            NUMBER OF SHARES,         OTHER PERIOD              PRICE-BASED PLANS
                                 UNITS OR           UNTIL MATURATION   ------------------------------------
NAME                           OTHER RIGHTS            OR PAYOUT       THRESHOLD      TARGET      MAXIMUM
----                        -----------------       ----------------   ----------   ----------   ----------
Gordon M. Bethune......       LTIP Awards(1)              (1)          $3,713,906   $4,691,250   $6,645,938
                              37,500 PARs(2)              (2)                 (2)          (2)          (2)
Gregory D. Brenneman...       LTIP Awards(1)              (1)          $2,650,688   $3,261,938   $4,637,251
                              25,000 PARs(2)              (2)                 (2)          (2)          (2)
Lawrence W. Kellner....       LTIP Awards(1)              (1)          $1,690,407   $2,340,562   $2,990,719
                              12,500 PARs(2)              (2)                 (2)          (2)          (2)
C.D. McLean............       LTIP Awards(1)              (1)          $1,425,844   $2,011,782   $2,597,719
                              12,500 PARs(2)              (2)                 (2)          (2)          (2)
Jeffery A. Smisek......       LTIP Awards(1)              (1)          $1,361,250   $1,923,750   $2,486,250
                              12,500 PARs(2)              (2)                 (2)          (2)          (2)

---------------

(1) Amounts set forth in the table represent potential payout of awards under the LTIP based on awards made in 2000, and include target amounts actually paid out as set forth in the Summary Compensation Table above. Payouts are based on Continental's achievement of number 1, 2 or 3 in EBITDAR margin ranking compared to an industry group. Payout is also contingent upon our achievement of a minimum average annual operating income hurdle over the performance period (initially $300 million) and in no event may the LTIP pay out, with respect to a performance period, more than 5% of our actual average annual operating income over the performance period. The LTIP was phased in with (i) a one-year performance period (January 1, 2000 to December 31, 2000) with actual payout as set forth in the Summary Compensation Table above, (ii) a two-year performance period (January 1, 2000 to December 31, 2001) with potential payout estimated based on the individual's current base salary, and (iii) a three-year performance period (January 1, 2000 to December 31, 2002) with potential payout estimated based on the individual's current base salary.

(2) During 2000, we made 13 awards of PARs (each in the amount set forth in the table) to each of the above named executive officers relating to 13 investments in 8 enterprises. Each PAR is a right, which generally vests quarterly over a four-year period, to receive a cash payment measured by a portion of the gain and profits associated with an equity holding of Continental or a subsidiary in an e-commerce or internet-based business over the deemed initial base values. The PARs awarded in 2000 to Messrs. Bethune, Brenneman, Kellner, McLean and Smisek in each case relate to 3.75%, 2.5%, 1.25%, 1.25%, and 1.25%, respectively, of the potential total gain attributable to each equity holding for which PARs were awarded. The Human Resources Committee has determined that the base values assigned to PARs relating to each of the investments, for purposes of the program, reflect fair market value of the related investment at the date of grant of the respective awards. The aggregate base values of all 13 investments were approximately $23 million. The payout of the PARs will generally not occur until and unless Continental realizes a gain on the applicable equity investment. We are unable to estimate future payouts of the Retention Program awards.

EMPLOYMENT AGREEMENTS

     Agreements with Mr. Bethune and Mr. Brenneman. We have entered into employment agreements with each of Mr. Bethune and Mr. Brenneman, effective July 25, 2000, relating to his service as an officer and director of Continental. The agreements provide for:

     - an annual base salary of not less than $1,042,500 for Mr. Bethune and $757,500 for Mr. Brenneman;

     - one-time grants in 2000 of 30,000 restricted shares of Class B common stock that vest in annual one-third increments;

     - participation in any cash bonus program we adopt at the maximum level available to any executive (and not less than the 0% to 125% of base salary paid or payable under our current executive bonus performance award program);

     - a supplemental executive retirement plan (or SERP, as explained below), disability benefits and life insurance;

     - flight benefits substantially identical to those currently provided to non-employee directors (referred to below as "Flight Benefits"); and

     - perquisites and other matters.

     Each agreement may be terminated at any time by either party, with or without cause. Each agreement is in effect until July 25, 2005 and is automatically extended for an additional five-year period on each successive fifth anniversary of such date, unless earlier terminated or not extended by either party. If the executive's employment agreement is not extended by the executive, or is terminated by Continental for cause (as described in the agreement) or by the executive without good cause (as described in the agreement), the executive will receive:

     - a lump-sum payment of approximately $5.1 million (for Mr. Bethune) or $3.9 million (for Mr. Brenneman), the amount to which he would have been entitled under his previous employment agreement if he had left our employ following the purchase in 1998 by Northwest Airlines Corporation and its affiliates of a majority of our voting power;

     - the SERP benefit; and

     - Flight Benefits and other perquisites (together with the SERP and lump-sum payments, the "Base Benefits").

     If we terminate his employment for reasons other than death, disability or cause, or if we do not extend his employment agreement, or if the executive terminates his employment agreement for good cause, then we must, in addition to providing the Base Benefits:

     - cause all options, shares of restricted stock, LTIP awards, Retention Program awards and similar incentives awarded to the executive to vest;

     - make a lump-sum cash severance payment to the executive (calculated as described below, the "Termination Payment");

     - provide the executive with out-placement, office and other perquisites for certain specified periods; and

     - provide the executive and his eligible dependents with certain insurance benefits.

In addition to these benefits, if we terminate the executive's employment due to death or disability, in lieu of out-placement services and the Termination Payment, certain life insurance or disability payments, as appropriate, would be made.

     The "Termination Payment" referred to above is equal to three times the sum of (a) the executive's then current annual base salary and (b) the amount of such salary times 125%.

     We are required to maintain life insurance on the executive's behalf in an amount not less than the Termination Payment. Each executive is indemnified by the company for his tax obligations with respect to payments or other benefits under the agreement or otherwise to the extent that such payments or other benefits are subject to an excise or other special additional tax that would not have been imposed absent such payments or other benefits.

     Pursuant to the SERP, each executive receives a base retirement benefit in the form of an annual straight life annuity in an amount equal to the product of
(x) 2.5% times (y) the number of his credited years of service (as defined, which include additional credited years of service for each of the next four years to induce the executive to remain in our employ, with the executive receiving up to an additional 23 years in the case of Mr. Bethune and 19 years in the case of Mr. Brenneman of credited service if he receives a Termination Payment under his employment agreement) times (z) his final average compensation. Final average compensation includes salary and cash bonuses -- other than bonuses paid prior to April 1, 1995, certain stay bonus amounts described in the Summary Compensation Table, amounts paid under the LTIP or similar program or the Retention Program, proceeds to the executive from any awards under any option, stock incentive or similar plan, and any Termination Payment or certain similar payments. Amounts payable under Continental's general retirement plan are offset against the SERP benefit.

     Agreements with Other Named Executives. We have also entered into employment agreements, effective July 25, 2000, with each of Messrs. Kellner, McLean and Smisek, which provide for an annual base salary of not less than $693,500, $451,500 and $420,000, respectively. The agreements also provide for participation in any cash bonus program we implement at the maximum level available to any executive, a SERP with terms similar to those of Messrs. Bethune and Brenneman and based on the executive's compensation, Flight Benefits, perquisites and other matters. Each of the agreements may be terminated at any time by either party, with or without cause. Each agreement is for a five-year term of employment ending in July 2005 and is otherwise substantially identical to those of Messrs. Bethune and Brenneman. However, the Termination Payments of Messrs. Kellner, McLean and Smisek are limited to two times the sum of (a) the executive's then current annual base salary and (b) the amount of such salary times 125% unless their termination occurs within two years following a change of control, and there is no lump-sum payment included in their Base Benefits.

RETIREMENT PLAN

     The Continental Airlines Retirement Plan, adopted in 1988, is a noncontributory, defined benefit pension plan. The following table represents the estimated annual benefits payable in the form of a single life annuity to participants in specified service and compensation categories under the plan as it pertains to non-pilots. Under the plan, final average compensation means the average of the participant's highest five consecutive years of compensation during the last ten calendar years with Continental and its affiliates for participating employees other than pilots. For pilots, final average compensation means the average of the participant's highest 60 consecutive months of compensation during the last 120 months with Continental and its designated affiliates (with shorter averaging periods applying prior to January 1, 2003). Final average compensation includes regular pay and shift differential, and generally excludes bonuses, severance pay, incentive and other special forms of pay. Regulations under the Internal Revenue Code of 1986, as amended (the "Code"), currently limit the compensation covered by the Retirement Plan to $170,000 for plan years beginning in 2000. This limit is indexed and is increased from time to time in accordance with IRS regulations. The table reflects benefit amounts calculated using the compensation limit and average social security wage base in effect for participants who reach age 65 in 2002.

                               PENSION PLAN TABLE

                                                          YEARS OF SERVICE
                                      ---------------------------------------------------------
FINAL AVERAGE COMPENSATION               5        10        15        20        25        30
--------------------------            -------   -------   -------   -------   -------   -------
$100,000............................  $ 7,410   $14,821   $22,231   $29,641   $37,051   $44,462
$125,000............................    9,460    18,921    28,381    37,841    47,301    56,762
$150,000............................   11,510    23,021    34,531    46,041    57,551    69,062
$170,000............................   13,150    26,301    39,451    52,601    65,751    78,902

     Messrs. Bethune and McLean are estimated to have seven credited years of service under the plan and Messrs. Brenneman, Kellner and Smisek are estimated to have six years of service. In addition, each of their employment agreements provides for certain supplemental retirement benefits, which benefits will be offset by amounts received under the retirement plan. Under the plan, a retired participant's annual benefit commencing at or after the normal retirement age of 65 (60 in the case of pilots) is equal to 1.19% of the participant's final average compensation plus 0.45% of the participant's final average compensation (or a variable percentage in the case of pilots) in excess of the average Social Security wage base, multiplied by the participant's years of participation up to the applicable maximum years of participation. Special rules also apply for certain of our other work groups. During the second quarter of this year, Continental is offering eligible employees a one-time opportunity to retire with a supplemental benefit equal to $1,000 multiplied by the retiree's years of service, up to a maximum of 30 years.

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on our Class B common stock with the cumulative total returns (assuming reinvestment of dividends) on the Standard & Poor's Airline Index and the Standard & Poor's 500 Stock Index as if $100 were invested in the Class B common stock and each of those indices on December 29, 1995.

                              [PERFORMANCE CHART]

                                          12/29/95   12/31/96   12/31/97   12/31/98   12/31/99   12/29/00
                                          --------   --------   --------   --------   --------   --------
 Continental Airlines...................  $100.00    $129.89    $221.26    $154.02    $204.02    $237.36
 S&P Airline Index......................  $100.00    $109.51    $184.30    $178.26    $176.79    $263.42
 S&P 500 Index..........................  $100.00    $122.96    $163.98    $210.85    $255.22    $231.98

EXECUTIVE COMPENSATION REPORT OF THE HUMAN RESOURCES COMMITTEE

  General Compensation Strategy

     In 2000, the Human Resources Committee of the board of directors continued its prior compensation strategy, which is to:

     - Develop an appropriate linkage between compensation levels and the creation of stockholder value

     - Provide that the total compensation program will be able to attract, motivate and retain employees of outstanding talent

     - Achieve competitiveness of total compensation

     - Focus on variable pay to provide incentive to improve performance

     In considering appropriate executive compensation levels, the committee applies these factors to available marketplace compensation data for certain non-airline companies with historical revenue, stock appreciation, stock volatility and other characteristics deemed by the committee to be comparable to ours and also for U.S. airlines of comparable size, including industry peer airlines shown in the performance graph. The elements of compensation included in the competitive analysis generally are base salaries, annual incentives and long-term incentives. Because we compete for executive talent principally with companies other than airlines, the committee emphasizes compensation data from non-airline companies in its analysis of competitive compensation packages.

     In July 2000, we completed a three-year program bringing all employees to industry standard wages and also announced and began to implement a phased plan to bring employee benefits to industry standard levels for all employees by 2003. The plan provides for increases in vacation, paid holidays, increased 401(k) matching contributions by the company and additional past service retirement credit for most senior employees. Nearly all of our employees other than officers and other senior managers are incentivized through the company's profit sharing plan and on-time arrival bonus structure, and all employees are able to participate in our success through participation in the employee stock purchase plan. As discussed elsewhere in this proxy statement, we propose that the employee stock purchase plan be amended to extend its term and to increase the number of shares that may be issued under the plan to keep this valuable incentive tool available for all employees. Executives' incentives are linked to Continental's performance through the executive bonus performance award program, through the award of stock options and through a long term incentive performance award program implemented in 2000. The company also implemented in 2000 its officer retention and incentive award program to retain officers and encourage the company's participation in more cost-effective distribution and marketing channels. Our Chief Executive Officer and the four other officers named above in the Summary Compensation Table were also awarded restricted shares of Class B common stock in 2000 in connection with renewals or modifications of their employment agreements, in recognition of Continental's performance and as additional incentive during the three-year vesting period for such shares. Other officers also participate in the long term incentive performance award program and, together with senior managers, are awarded stock options.

     In conducting the programs applicable to executives, the committee considers the effects of section 162(m) of the Internal Revenue Code, which denies publicly held companies a tax deduction for annual compensation in excess of one million dollars paid to their chief executive officer or any of their four other most highly compensated executive officers who are employed on the last day of a given year, unless their compensation is based on performance criteria that are established by a committee of outside directors and approved, as to their material terms, by that company's stockholders. Certain of our current compensation plans, such as our stock option plans, the executive bonus performance award program, the long term incentive performance award program and the officer retention and incentive award program, are designed to qualify as performance-based compensation under Section 162(m). However, the salary of our Chief Executive Officer in excess of one million dollars and other awards, such as cash payments from stay bonuses and restricted stock grants, do not so qualify and are subject to the limitation on deductibility. Although certain amounts recorded as compensation by the company to certain of the most highly compensated officers of the company with respect to 2000 were limited by section 162(m), that limitation did not result in the payment of increased federal income taxes by the company in 2000 due to its significant net operating loss carryforwards.

     Base Salaries. The committee believes it is crucial to provide salaries within a competitive market range in order to attract and retain highly talented employees. The specific competitive markets considered depend on the nature and level of the positions in question, the labor markets from which qualified individuals are recruited, and the companies and industries competing for the services of our executives. Base salary levels are also dependent on the performance of each individual employee over time. Thus, employees who sustain higher levels of performance over time will have correspondingly higher salaries. Salary adjustments are based on competitive market salaries and general levels of market increases in salaries, individual performance, overall financial results and changes in job duties and responsibilities. All base salary increases are based on a philosophy of relative salary equity, market demand and pay-for-performance.

     Incentive Compensation. The committee believes that appropriate base salaries must be coupled with incentive compensation that not only attracts and retains qualified employees, but also rewards them for increased performance. Compensation linked to the performance of our common stock is one of the best incentives to align employees' interests with those of stockholders and to enhance performance. In addition, through the adoption last year of the Incentive Plan 2000, the committee has sought to define performance criteria relative to our competitors, mitigate the dilutive effect of relying solely on common stock-based awards as incentive compensation, and develop programs designed to retain management in the face of significant employment opportunities and recruiting efforts from other companies. We have implemented stock option plans for our executive officers and other senior managers, and an employee stock purchase plan open to all of our employees, each of which is designed to encourage employees, including our executive officers and key employees, to identify their interests with those of stockholders and enhance Continental's performance. In addition, we implemented a profit sharing plan, under which 15% of the company's pre-tax earnings (before unusual or nonrecurring items) is distributed to substantially all non-management employees (other than employees whose collective bargaining agreement provides otherwise or limits participation or who participate in profit sharing arrangements required by local law) each year on a pro rata basis according to specified earnings. Finally, we have implemented an executive bonus performance award program, a long term incentive performance award program, an officer retention and incentive award program, a management bonus program and a non-management on-time performance bonus to focus employees on common goals and to encourage them to work together to achieve profitability. The committee believes that these incentives play a significant part in Continental's continued performance and success.

  2000 Executive Compensation

     Base Salaries. In early 2000, the base salaries of our executive officers, including the Chief Executive Officer, were increased in line with general salary increases of our middle level management. Subsequently, in connection with the renewal or modification of employment agreements of our senior executives in mid-2000, the base salaries of certain of our senior executives listed in the Summary Compensation Table above, including our Chief Executive Officer, were increased to make them more competitive. In early 2001, the base salaries of certain of our senior executives listed in the Summary Compensation Table (excluding our Chief Executive Officer and another senior officer whose base salary was adjusted in mid-2000) were increased to make them more competitive.

     Stock Incentives. Consistent with our compensation strategy, stock options were awarded to certain officers and key employees during 2000. These options bear five-year terms and vest ratably over four years. Significantly fewer options were awarded to officers than in prior annual grants as the officers also received awards under the long term incentive performance award program, which was designed, in part, to reduce the company's reliance on equity-based compensation. As noted above, the Chief Executive Officer and the four other officers named above in the Summary Compensation Table were also awarded restricted shares of Class B common stock in 2000 in connection with the renewal or modification of their employment agreements.

     Other Plans and Programs. The executive bonus performance award program makes our executive officers and certain additional officers recommended by the Chief Executive Officer and approved by the committee eligible to receive on a fiscal quarterly basis a cash bonus of up to 125% of their salary for that quarter based on Continental's cumulative net income earned through that quarter as compared to the cumulative net income targeted through that quarter in the annual financial plan approved by the board and adopted by the committee. The program also provides an alternate target for bonus payments of achievement of number 1, 2 or 3 in EBITDAR margin ranking by Continental as compared to an industry group, together with achievement of an operating income hurdle. In 1999, the company also implemented a deferred compensation plan in which directors and officers of the company may participate. The plan had been previously recommended by the committee and approved by the board.

     As previously reported to stockholders, each of Messrs. Bethune, Brenneman, Kellner, McLean and Smisek received payments during the first two months of 2000, which were the final payments under the stay bonus agreements entered into in 1998 to encourage the officers to remain with Continental following the purchase of a majority of Continental's voting stock by Northwest Airlines and its affiliates. The company also agreed to make charitable contributions in each such executive's name, including to the We Care Trust (the employee assistance charitable fund of Continental), during the same period. Also as previously reported, certain other officers, including executive officers, received stay bonus payments during the same period.

     In addition, we adopted last year under the Incentive Plan 2000 the officer retention and incentive award program. This program was designed to retain executives in light of significant employment opportunities for such executives in other businesses, including the e-commerce and internet industries, and to incentivize our executives to grow the value of Continental's investments in e-commerce and internet businesses, including more cost effective distribution and marketing channels. This program permits executives to receive cash payments measured by a portion of the gain and profits associated with Continental's investments in e-commerce or internet businesses. The committee believes that the retention program acts as a retention tool for management, and will benefit the company from the direct incentive to foster investment in and growth of e-commerce and internet businesses strategic for its growth and development, including through cost savings generated by more efficient means of distribution and marketing.

  2000 CEO Compensation

     Mr. Bethune's salary was increased in mid-2000 in connection with a modification of his employment agreement, as a result of the committee's review of competitive salaries at the time and his performance as Chief Executive Officer. Along with other executive officers, Mr. Bethune received bonus amounts in 2000 under the executive bonus performance award program reflecting Continental's success, and received stock options, restricted stock, awards under the long term incentive award program and awards under our officer retention and incentive award program as incentives for continued performance. In addition, as described elsewhere in this proxy statement, Mr. Bethune received two final payments during 2000 pursuant to a stay bonus agreement entered into in 1998.

                                            Respectfully submitted,
                                            Human Resources Committee
                                            Thomas J. Barrack, Jr., Chairman
                                            Kirbyjon H. Caldwell
                                            George G. C. Parker
                                            Charles A. Yamarone

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our executive compensation programs are administered by the Human Resources Committee of the board of directors. The committee is currently composed of four independent, non-employee directors, and no member of the committee has been an officer or employee of Continental or any of its subsidiaries.

CERTAIN TRANSACTIONS

     In December 2000, we sold to America West Holdings Corporation for approximately $10.8 million our right of first refusal on certain stock of America West Holdings Corporation held by an affiliate of David Bonderman, one of our directors and stockholders, together with our remaining investment in America West Holdings Corporation. Mr. Bonderman holds a significant interest in America West Holdings Corporation. In 1994, we entered into a series of agreements with America West Airlines, Inc., a subsidiary of America West Holdings Corporation, related to code-sharing and ground handling that have created substantial benefits for both airlines. The services provided are considered normal to the daily operations of both airlines. As a result of these agreements, we paid America West Airlines $28 million in 2000, and they paid us $33 million.

     In November 2000, we entered into a number of agreements with Northwest Airlines Corporation and some of its affiliates under which we repurchased in January 2001 most of our Class A common stock owned by Northwest for $450 million. In November 1998, we began implementing with Northwest Airlines, Inc. a long-term global alliance involving extensive code-sharing, frequent flyer reciprocity and other cooperative activities. The services provided are considered normal to the daily operations of both airlines. As a result of this alliance, we paid Northwest Airlines, Inc. $10 million in 2000 and they paid us $14 million in 2000.

     Also in November 2000, we entered into an agreement to pay 1992 Air, Inc. $10 million in cash for its sale to us of its right of first offer to purchase the shares of Class A common stock that we purchased from Northwest Airlines Corporation and an affiliate. This transaction was consummated in January 2001. 1992 Air, Inc. is an affiliate of David Bonderman, one of our directors.

     Karen Hastie Williams, one of our directors, is a partner of Crowell & Moring LLP, a law firm that has provided services to us and our subsidiaries for many years. Our fee arrangement with Crowell & Moring LLP is negotiated on the same basis as our arrangements with other outside legal counsel and is subject to the same terms and conditions. The fees we paid to Crowell & Moring LLP are comparable to those we pay to other law firms for similar services.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is comprised of three non-employee members of the board of directors. Each year, directors being considered for inclusion on the committee provide a written statement to the full board detailing any relationships they have with the company, directly or indirectly, that might affect their independence from the company. Based in part on these representations, the board elects the committee members if it determines that
(1) all such members are "independent" as that concept is defined in rules promulgated by the New York Stock Exchange and the Securities and Exchange Commission, (2) all such members are financially literate and (3) at least one of such members has accounting or related financial management expertise.

     The board of directors has elected the undersigned as members of the committee and adopted a charter setting forth the procedures and responsibilities of the Audit Committee. The committee reviews the charter annually and reports to the board on its adequacy in light of applicable New York Stock Exchange rules. The board then considers and approves the charter consistent with those rules, and the company furnishes a written affirmation to the New York Stock Exchange relating to clauses 1-3 of the foregoing paragraph and the adequacy of the Audit Committee charter. A copy of the current charter of the Audit Committee is attached to this proxy statement as Appendix A.

     Among other responsibilities enumerated in Appendix A, the committee's charter requires the committee to:

          (a) obtain annually from the independent auditors a written communication delineating all relationships between such auditors and the company as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees";

          (b) discuss with the independent auditors the nature and scope of any disclosed relationships and professional services and take, or recommend the board take, appropriate action to ensure the continuing independence of the auditors;

          (c) review the annual financial statements of the company, and the related management's discussion and analysis of financial condition and results of operations, prior to the filing thereof with the Securities and Exchange Commission;

          (d) based on the review and discussion of the audited financial statements with management and the independent auditors, recommend to the board whether to include the audited financial statements in the company's annual report on Form 10-K; and

          (e) discuss with the independent auditors any matters required to be communicated to the Audit Committee, including those matters required by Statement on Auditing Standards No. 61, "Communication with Audit Committees".

     The Audit Committee fulfilled the foregoing responsibilities during the past year. Based on its reviews and discussions as set forth above, the committee recommended to the board of directors the inclusion of the audited financial statements of the company and its subsidiaries in the company's annual report on Form 10-K for the year ended December 31, 2000.

                                            Respectfully submitted,
                                            Audit Committee
                                            Karen Hastie Williams, Chairperson
                                            Patrick Foley
                                            Donald L. Sturm

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     It is the intention of the persons named in the enclosed form of proxy, unless otherwise instructed, to vote duly executed proxies for the election of each nominee for director listed below. Pursuant to our bylaws, directors will be elected by a plurality of the votes duly cast at the stockholders meeting. If elected, each nominee will hold office until the next annual meeting of stockholders and until his or her respective successor has been duly elected and has qualified. We do not expect any of the nominees to be unavailable to serve for any reason, but if that should occur before the meeting, we anticipate that proxies will be voted for another nominee or nominees to be selected by the board of directors.

     Our board of directors currently consists of thirteen persons. There is no family relationship between any of the nominees for director or between any nominee and any executive officer.

     The following table shows, with respect to each nominee, (i) the nominee's name and age, (ii) the period for which the nominee has served as a director,
(iii) all positions and offices with Continental currently held by the nominee and his or her principal occupation and business experience during the last five years, (iv) other directorships held by the nominee and (v) the standing committees of the board of directors of which he or she is a member. Each of the nominees is currently on our board.

                 NAME, AGE, POSITION
              AND COMMITTEE MEMBERSHIPS                    TERM OF OFFICE AND BUSINESS EXPERIENCE
              -------------------------                    --------------------------------------
THOMAS J. BARRACK, JR., age 53.......................  Director since 1994. Chairman and Chief
  (Human Resources Committee)                          Executive Officer of Colony Capital, LLC and
                                                       Colony Advisors, Inc. (real estate
                                                       investments) since 1991; Director of: Public
                                                       Storage, Inc; Kennedy-Wilson, Inc.
GORDON M. BETHUNE, age 59............................  Director since 1994. Chairman of the Board and
  Chairman of the Board and Chief Executive Officer    Chief Executive Officer since September 1996.
  (Executive Committee, Finance and Strategy           President and Chief Executive Officer
  Committee)                                           (November 1994-September 1996); President and
                                                       Chief Operating Officer (February
                                                       1994-November 1994); various positions with
                                                       The Boeing Company commencing in 1988,
                                                       including Vice President and General Manager
                                                       of the Commercial Airplane Group Renton
                                                       Division, Vice President and General Manager
                                                       of the Customer Services Division and Vice
                                                       President of Airline Logistics Support;
                                                       Director of: Honeywell International Inc.; ANC
                                                       Rental Corporation.
DAVID BONDERMAN, age 58..............................  Director since 1993. Chairman of the Board
  (Executive Committee, Finance and Strategy           (May 1993-September 1996); Managing Partner of
  Committee)                                           Texas Pacific Group (a private investment
                                                       firm) since 1992; Director of: Bell & Howell
                                                       Company, Inc.; Co-Star Realty Information,
                                                       Inc.; Denbury Resources, Inc.; Ducati Motor
                                                       Holding S.p.A.; J. Crew Group, Inc.; Magellan
                                                       Health Services, Inc.; ON Semiconductor
                                                       Corporation; Oxford Health Plans, Inc.;
                                                       Paradyne Networks, Inc.; Ryanair, Ltd.;
                                                       Seagate Technology, Inc.; and Washington
                                                       Mutual, Inc.

                 NAME, AGE, POSITION
              AND COMMITTEE MEMBERSHIPS                    TERM OF OFFICE AND BUSINESS EXPERIENCE
              -------------------------                    --------------------------------------
GREGORY D. BRENNEMAN, age 39.........................  Director since 1995. President and Chief
  President and Chief Operating Officer (Finance and   Operating Officer since September 1996. Chief
  Strategy Committee)                                  Operating Officer (May 1995-September 1996);
                                                       Consultant to the company (February-April
                                                       1995); various positions, including Vice
                                                       President, with Bain & Company, Inc.
                                                       (consulting firm) commencing in 1987; Director
                                                       of: J. Crew Group, Inc.; The Home Depot, Inc.
KIRBYJON H. CALDWELL, age 47.........................  Director since 1999. Senior Pastor of The
  (Human Resources Committee, Independent Directors    Windsor Village-United Methodist Church,
  Committee)                                           Houston, Texas since 1982. Director of: Chase
                                                       Bank of Texas National Association; Chase Bank
                                                       of Texas -- Houston Region; Memorial Hermann
                                                       Healthcare System; the Greater Houston
                                                       Partnership.
PATRICK FOLEY, age 69................................  Director since 1993. Former Chairman of the
  (Audit Committee, Independent Directors Committee)   Board, President and Chief Executive Officer
                                                       of DHL Airways, Inc. (1988-1999); Director of:
                                                       Foundation Health Systems, Inc.; Glenborough
                                                       Realty Trust, Inc.; Flextronics International
                                                       Ltd.; Del Monte Foods Company.
DOUGLAS H. McCORKINDALE, age 61......................  Director since 1993. Chairman, President and
  (Independent Directors Committee)                    CEO of Gannett Co., Inc. ("Gannett") (a
                                                       nationwide diversified communications company)
                                                       since February 2001; Vice Chairman, President
                                                       and CEO of Gannett (June 2000-February 2001);
                                                       Vice Chairman and President of Gannett
                                                       (1997-2000); Vice Chairman and Chief Financial
                                                       and Administrative Officer of Gannett Co.,
                                                       Inc. (1984-1997); Director of: a group of
                                                       Prudential Mutual Funds; Global Crossing Ltd.
GEORGE G. C. PARKER, age 62..........................  Director since 1996. Associate Dean for
  (Finance and Strategy Committee, Human Resources     Academic Affairs and Director of MBA Program
  Committee, Independent Directors Committee)          since 1993; Dean Witter Professor of Finance
                                                       and Management (since 1996) and Professor of
                                                       Management (1973-1996) at the Graduate School
                                                       of Business, Stanford University; Director of:
                                                       Affinity Group International, Inc.; BGI Mutual
                                                       Funds; Dresdner/ RCM Global Mutual Funds;
                                                       Tejon Ranch Company.
RICHARD W. POGUE, age 72.............................  Director since 1993. Senior Advisor of Dix &
  (Executive Committee, Independent Directors          Eaton Incorporated (a public relations firm)
  Committee)                                           since 1994; Senior Partner (1993-1994) and
                                                       Managing Partner (1984-1992) of Jones, Day,
                                                       Reavis & Pogue (law firm); Director of: Dix &
                                                       Eaton Incorporated; IT Group; Rotek
                                                       Incorporated; TRW Inc.
WILLIAM S. PRICE III, age 44.........................  Director since 1993. Managing Partner of Texas
  (Finance and Strategy Committee)                     Pacific Group (a private investment firm)
                                                       since 1992; Director of: Belden & Blake
                                                       Corporation; Del Monte Foods Company; Denbury
                                                       Resources, Inc.; Gemplus International, S.A.;
                                                       Verado Holdings, Inc.; and several private
                                                       companies.

                 NAME, AGE, POSITION
              AND COMMITTEE MEMBERSHIPS                    TERM OF OFFICE AND BUSINESS EXPERIENCE
              -------------------------                    --------------------------------------
DONALD L. STURM, age 69..............................  Director since 1993. Chairman of the Board and
  (Audit Committee, Independent Directors Committee)   Chief Executive Officer of: Sturm Group, Inc.
                                                       (private equity investment managers) since
                                                       1991; Sturm Banks of Colorado, Inc. (which
                                                       owns four banks) since 1993; Sturm Banks of
                                                       Wyoming, Inc. (which owns four banks) since
                                                       1993; Sturm Banks of Kansas City, Inc. (which
                                                       owns one bank) since 1996; Chairman of the
                                                       Board of Verado Holdings, Inc. since January
                                                       1998 and MD Network LLC since 1996; Director
                                                       of: Kaptech (a French telecom company);
                                                       Hostmark Limited (European web hosting
                                                       company); iVention Group LLC (a technology
                                                       incubator); Castle Rock Development Company.
KAREN HASTIE WILLIAMS, age 56........................  Director since 1993. Partner of Crowell &
  (Audit Committee, Independent Directors Committee)   Moring LLP (law firm) since 1982; Director of:
                                                       The Chubb Corporation; Gannett Co., Inc.;
                                                       Charles E. Smith Residential Realty Co.;
                                                       SunTrust-MidAtlantic Bank; and Washington Gas
                                                       Light Company.
CHARLES A. YAMARONE, age 42..........................  Director since 1995. Executive Vice President
  (Human Resources Committee, Independent Directors    of U.S. Bancorp Libra (an institutional
  Committee)                                           broker-dealer), a division of U.S. Bancorp
                                                       Investments, Inc., since January 1999;
                                                       Executive Vice President and Research Director
                                                       of Libra Investments, Inc. (July 1994-January
                                                       1999); Director of El Paso Electric Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY.

                                  PROPOSAL 2:

                          APPROVAL OF AMENDMENT TO THE
                       1997 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     Subject to the approval of stockholders, the Board of Directors, on the recommendation of the Human Resources Committee, has amended the Continental Airlines, Inc. 1997 Employee Stock Purchase Plan. The proposed amendment increases the number of shares of Class B common stock covered by the plan by 2,500,000 shares (from 1,750,000 to 4,250,000 shares) and extends the term of the plan from December 31, 2001 to December 31, 2010.

     Substantially all of the 1,750,000 shares originally authorized under the plan have been purchased by employees. The purpose of the proposed amendment is to continue providing a valuable incentive to our employees to identify their interests with those of other stockholders.

SUMMARY OF PLAN

     The following summary provides a general description of certain features of the plan. Copies of the plan are on file and publicly available at the Securities and Exchange Commission and are also available on our website at www.continental.com. Capitalized terms not otherwise defined below have the meanings ascribed to them in the plan.

     Participation. An eligible employee may elect to participate in the plan for any calendar quarter (an "Option Period") during the period from July 1, 1997 to December 31, 2001, or December 31, 2010 if stockholders approve the amendment to the plan, by designating a percentage of the employee's Eligible Compensation to be deducted from compensation for each pay period and paid into the plan for the employee's account. The designated percentage may not be less than 1% nor more than 10%. An eligible employee may participate in the plan only by means of payroll deduction. No employee will be granted an option under the plan that permits such employee's rights to purchase Class B common stock to accrue at a rate that exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for the calendar year in which the option is outstanding. Unless an employee's payroll deductions are withdrawn (as described below), the aggregate payroll deductions credited to the employee's account are used to purchase shares of Class B common stock at the end of the Option Period; provided that the maximum number of shares that an employee may purchase in any Option Period is 2,500 (subject to certain adjustments contained in the plan). The per share purchase price of the stock is 85% of the lesser of the fair market value of the stock on the Date of Grant (the first day of the Option Period) or on the Date of Exercise (the last day of the Option Period). For all purposes under the plan, the fair market value of a share of stock on a particular date is equal to the closing price of the Class B common stock on the New York Stock Exchange on that date as reported by The Wall Street Journal in the New York Stock Exchange Composite Transactions (or, if no shares of stock have been traded on that date, on the next regular business date on which shares of the Class B common stock are so traded). Payroll deductions are included in the general funds of the company, free of any trust or other arrangement and may be used for any corporate purpose. No interest is paid or credited to any Participant.

     Shares Available under the Plan; Adjustments. Subject to adjustment as provided in the plan, the number of shares of Class B common stock that currently may be purchased by participating employees under the plan may not in the aggregate exceed 1,750,000 shares, which may be originally issued or reacquired shares, including shares bought on the market or otherwise for purposes of the plan. If stockholders approve the amendment to the plan, an additional 2,500,000 shares will be available under the plan, subject to adjustment as provided in the plan. Shares subject to the plan are adjusted in the event of a change in the Class B common stock by reason of a stock dividend or by reason of a subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change. Upon any such event, the maximum number of shares that may be subject to any option, and the number and purchase price of shares subject to options outstanding under the plan, will also be adjusted accordingly.

     Eligibility. All employees of the company and its Participating Companies (currently Continental Express, Inc. and Continental Micronesia, Inc.) as of a Date of Grant are eligible to participate in the plan, but no eligible employee may participate if the employee would own (directly or indirectly) 5% or more of the total combined voting power of all classes of stock of Continental or a subsidiary, taking into account options to purchase stock and stock that may be purchased under the plan. No employee of the company would currently be prevented from participating by reason of this limitation. Approximately 55,000 employees are currently eligible to participate in the plan.

     Changes in and Withdrawal of Payroll Deductions. A Participant may elect to decrease, suspend or resume payroll deductions during a relevant Option Period by delivering to the company a new payroll deduction authorization in the manner specified by the company. A Participant may withdraw in whole from the plan, but not in part, at any time prior to the Date of Exercise relating to a particular Option Period by timely delivering to the company a notice of withdrawal in the manner specified by the company. The company will promptly refund to the Participant the amount of the Participant's payroll deductions under the plan that have not been otherwise returned or used upon exercise of options, and thereafter the Participant's payroll deduction authorization and interest in unexercised options under the plan will terminate.

     Delivery of Shares; Restrictions on Transfer. As soon as practicable after each Date of Exercise, the company delivers to a custodian one or more certificates representing (or otherwise causes to be credited to the account of the custodian) the aggregate number of whole shares of Class B common stock respecting options exercised on that Date of Exercise (for both whole and fractional shares) of all of the participating eligible employees under the plan. Any remaining amount representing a fractional share is not certificated (or otherwise credited) and is carried forward to the next Date of Exercise for certification (or credit) as part of a whole share. The custodian keeps the records of the beneficial interests of each Participant in shares held by the custodian by means of Participant accounts under the plan, and provides each Participant with periodic statements of their accounts. A Participant may not generally transfer or otherwise dispose of the shares for a period of six months from the Date of Exercise. During this six-month period, the company (or the custodian) retains custody of the shares.

     Termination of Employment; Leaves of Absence. Except as described below, if the employment of a Participant terminates for any reason, then the Participant's participation in the plan ceases and the company refunds the amount of the Participant's payroll deductions under the plan that have not yet been otherwise returned or used upon exercise of options. If the employment of a Participant terminates, due to retirement, death or disability, the Participant, or the Participant's personal representative, as applicable, may elect either to
(i) withdraw all of the accumulated unused payroll deductions and Class B common stock credited to the Participant's account or (ii) exercise the Participant's option for the purchase of Class B common stock at the end of the Option Period. Any excess cash in the Participant's account would be returned to the Participant or such personal representative. If no such election is timely received by the company, the Participant or personal representative will automatically be deemed to have elected the second alternative. Each Participant may designate a beneficiary to make any election and receive any amount of cash or stock distributable under such plan after the Participant's death.

     During a paid leave of absence approved by the company and meeting Internal Revenue Service regulations, a Participant's elected payroll deductions continue. A Participant may not contribute to the plan during an unpaid leave of absence. If a Participant takes an unpaid leave of absence that is approved by the company, meets Internal Revenue Service regulations, and begins within 90 days prior to the last day of an Option Period, then such Participant's payroll deductions for such Option Period that were made prior to the leave may remain in the plan and be used to purchase Class B common stock on the Date of Exercise relating to such Option Period. If a Participant takes a leave of absence not described above, then the Participant is considered to have withdrawn from the plan.

     Restriction Upon Assignment of Option. An option granted under the plan may not be transferred other than by will or the laws of descent and distribution. However, the plan permits an employee to designate a beneficiary who may exercise an option under the plan after the employee's death. Subject to certain limited exceptions, each option is exercisable, during the employee's lifetime, only by the employee to whom granted.

     Administration and Amendments. The plan is administered by the Human Resources Committee of the Board. In connection with its administration of the plan, the Committee is authorized to interpret the plan.

     The plan may be amended from time to time by the Board or the Human Resources Committee, but no change in any option theretofore granted may be made that would impair the rights of a Participant without the consent of that Participant.

     The benefits and amounts to be received by any Participant under the plan are not currently determinable as they depend entirely upon the level of participation elected by an eligible employee and the price of the Class B common stock.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the plan based on federal income tax laws in effect on January 1, 2001. This summary applies to the plan as normally operated and is not intended to provide or supplement tax advice to eligible employees. The summary contains general statements based on current U.S. federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes. The plan is not qualified under Section 401(a) of the Code.

     Tax Consequences to Participants. A Participant's payroll deductions to purchase Class B common stock are made on an after-tax basis. There is no tax liability to the Participant when shares of Class B common stock are purchased pursuant to the plan. However, the Participant may incur tax liability upon disposition (including by way of gift) of the shares acquired under the plan. The Participant's U.S. federal income tax liability will depend on whether the disposition is a qualifying disposition or a disqualifying disposition as described below.

     If a qualifying disposition of the shares is made by the Participant (i.e., a disposition that occurs more than two years after the first day of the Option Period in which the shares were purchased), or in the event of death (whenever occurring) while owning the shares, the Participant will recognize in the year of disposition (or, if earlier, the year of the Participant's death) ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition (or death) over the amount paid for the shares (the "Option Price") or (ii) 15% of the fair market value of the shares at the Date of Grant (the beginning of the Option Period). Upon the sale of the shares, any amount realized in excess of the ordinary income recognized by the Participant will be taxed to the Participant as a long-term capital gain. If the shares are sold at less than the Option Price, then there will be no ordinary income, but there will be a capital loss equal to the difference between the sales price and the Option Price.

     If a disqualifying disposition of the shares is made (i.e., a disposition (other than by reason of death) within two years after the first day of the Option Period in which the shares were purchased) the Participant generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the Date of Exercise over the Option Price for the shares (even if no gain is realized on the sale or if a gratuitous transfer is made). Any further gain (or loss) realized by the Participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

     Tax Consequences to the Company or Participating Company. The company, or the Participating Company for which a Participant performs services, will be entitled to a deduction only if the Participant makes a disqualifying disposition of any shares purchased under the plan. In such a case, the company or such Participating Company can deduct as a compensation expense the amount that is ordinary income to the Participant provided that, among other things,
(i) the amount meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of
Section 280G of the Code, (ii) any applicable reporting obligations are satisfied and (iii) the one million dollar limitation of Section 162(m) of the Code is not exceeded.

NEW PLAN BENEFITS

     Although the number of shares that may be purchased under the plan by an employee is subject to the discretion of that employee (subject to the plan limits), the following table sets forth the number of shares purchased by the specified individuals and groups under the plan during 2000. The dollar value of the shares set forth in the table will depend upon the future market prices of our stock.

                   1997 EMPLOYEE STOCK PURCHASE PLAN BENEFITS

                                                                SHARES
                                                               PURCHASED
                                                                DURING
NAME AND POSITION                                                2000
-----------------                                              ---------
Gordon M. Bethune...........................................        611
  Chairman of the Board and Chief Executive Officer
Gregory D. Brenneman........................................        604
  President and Chief Operating Officer
Lawrence W. Kellner.........................................        606
  Executive Vice President and Chief Financial Officer
C.D. McLean.................................................        605
  Executive Vice President -- Operations
Jeffery A. Smisek...........................................        604
  Executive Vice President, General Counsel and Secretary
All current executive officers as a group...................      6,636
All current directors (other than executive officers) as a
  group.....................................................          0
All employees (other than executive officers) as a group....    439,051

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1997 EMPLOYEE STOCK PURCHASE PLAN, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY.

                                  PROPOSAL 3:

                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP has been our independent auditors since 1993, and the board of directors desires to continue to engage the services of this firm for the fiscal year ending December 31, 2001. Accordingly, the board of directors, upon the recommendation of the Audit Committee, has reappointed Ernst & Young LLP to audit the financial statements of Continental and its subsidiaries for fiscal 2001 and report on those financial statements. Stockholders are being asked to vote upon the ratification of the appointment. The fees Ernst & Young LLP charged us for the last fiscal year were: Annual Audit -- $822,000, Financial Information Systems Design and Implementation services -- $793,000, and All Other services -- $3,589,000 (including $2,289,000 of Audit Related services). Financial Information Systems Design and Implementation services consist entirely of fees billed by the Ernst & Young consulting group prior to its sale on May 27, 2000, to Cap Gemini, a separate French public company. If stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee and board will reconsider their appointment.

     Representatives of Ernst & Young LLP will be present at the stockholders meeting and will be available to respond to appropriate questions and make a statement should they so desire.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS, WHICH IS DESIGNATED AS PROPOSAL NO. 3 ON THE ENCLOSED PROXY.

                                 OTHER MATTERS

     We have not received notice as required under our bylaws of any other matters to be proposed at the meeting. Consequently, the only matters to be acted on at the meeting are those described in this proxy statement, along with any necessary procedural matters related to the meeting. As to procedural matters, or any other matters that were determined to be properly brought before the meeting calling for a vote of the stockholders, it is the intention of the persons named in the accompanying proxy, unless otherwise directed in that proxy, to vote on those matters in accordance with their best judgment.

2002 ANNUAL MEETING

     Any stockholder who wants to present a proposal at the 2002 annual meeting of stockholders and to have that proposal set forth in the proxy statement and form of proxy mailed in conjunction with that annual meeting must submit that proposal in writing to the Secretary of the company no later than December 4, 2001. Our bylaws require that for nominations of persons for election to the board of directors or the proposal of business to be considered by the stockholders at an annual meeting, a stockholder must give timely written notice thereof. To be timely for the 2002 annual meeting of stockholders, that notice must be delivered to the Secretary of the company at our principal executive offices not less than 70 days and not more than 90 days prior to May 15, 2002. However, if the 2002 annual meeting of stockholders is advanced by more than 20 days, or delayed by more than 70 days, from May 15, 2002, then the notice must be delivered not earlier than the ninetieth day prior to the 2002 annual meeting and not later than the close of business on the later of (a) the seventieth day prior to the 2002 annual meeting or (b) the tenth day following the day on which public announcement of the date of the 2002 annual meeting is first made. The stockholder's notice must contain and be accompanied by certain information as specified in the bylaws. We recommend that any stockholder desiring to make a nomination or submit a proposal for consideration obtain a copy of our bylaws, which may be obtained without charge from the Secretary of the company upon written request addressed to the Secretary at our principal executive offices.

     EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY INTERNET OR TELEPHONE AS DESCRIBED ABOVE IN THE PROXY STATEMENT, OR SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY.

     CONTINENTAL'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, INCLUDING EXHIBITS, IS AVAILABLE ON THE COMPANY'S WEBSITE AT WWW.CONTINENTAL.COM. WE WILL FURNISH A COPY OF THE 10-K TO INTERESTED SECURITY HOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST. WE WILL ALSO FURNISH ANY EXHIBIT TO THE 10-K, IF REQUESTED IN WRITING AND ACCOMPANIED BY PAYMENT OF REASONABLE FEES RELATING TO OUR FURNISHING THE EXHIBIT. REQUESTS FOR COPIES SHOULD BE ADDRESSED TO THE SECRETARY OF CONTINENTAL AT THE COMPANY'S HEADQUARTERS: 1600 SMITH, DEPT. HQSEO, HOUSTON, TEXAS 77002.

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                           CONTINENTAL AIRLINES, INC.

ESTABLISHMENT

     1. The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Continental Airlines, Inc., a Delaware corporation (the "Company"), has been established, and this Charter approved and adopted, as amended, by the resolution of the Board adopted on May 23, 2000 pursuant to Article III of the Bylaws of the Company.

     2. As of May 23, 2000, the Committee is comprised of three directors. The Committee shall at all times consist of at least three directors, and may consist of such greater number of directors as the Board appoints to the Committee from time to time by resolution of the Board. Each member of the Committee shall be a person who qualifies to be a member of an audit committee pursuant to Paragraph 303.00 of the New York Stock Exchange Listed Company Manual. The Committee shall be comprised of directors who are independent of management and the Company. "Independence" shall be defined to conform to the rules promulgated from time to time by the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE") and such determination shall be confirmed by the Board of Directors. All Audit Committee members must be financially literate, and at least one member must have accounting or related financial management expertise. The qualifications of financial literacy and expertise will be determined and confirmed by the Board of Directors.

     3. The members of the Committee shall be appointed or reappointed at the meeting of the Board immediately following each annual meeting of stockholders of the Company. Each member of the Committee shall continue as a member thereof until his or her successor is appointed or until his or her earlier death, resignation, removal or cessation as a director of the Company.

PROCESS

     4. The Chairman of the Board or, if the Chairman of the Board shall fail to do so, the members of the Committee, shall appoint a Chair of the Committee from among the members of the Committee. If the Chair of the Committee is not present at any meeting of the Committee, the members of the Committee shall appoint an acting Chair for such meeting. The Secretary of the Company, or any Assistant Secretary of the Company, shall attend each meeting of the Committee and shall act as secretary of such meeting.

     5. The time and place of meetings of the Committee and the procedures to be followed at such meetings shall be determined from time to time by the members of the Committee; provided that:

          (a) a quorum for meetings shall be a majority of the members, present in person or by telephone or other telecommunications device permitting all persons participating in the meeting to speak to and hear each other;

          (b) the affirmative vote of a majority of the members of the Committee shall be the act of the Committee;

          (c) the Committee may act by unanimous written consent signed by each member of the Committee;

          (d) the Committee shall keep minutes of its proceedings and shall deliver the same (and reports and recommendations to the Board) to the Secretary of the Company;

          (e) all minutes of meetings of the Committee, and all unanimous written consents of the Committee, shall be filed with the records of meetings of the Committee:

          (f) the Chair, or any member of the Committee, or the Secretary of the Company at the direction of the Chair of the Committee, the Chairman of the Board or the Chief Executive Officer of the Company, shall have the authority to call meetings of the Committee; and

          (g) notice of the time and place of every regular meeting of the Committee (which meeting shall be deemed a regular meeting if it occurs on the same date as a meeting of the Board of Directors) shall be given in writing or by facsimile transmission to each member of the Committee at least five days before any such regular meeting, and notice of the time and place of every special meeting of the Committee shall be given in writing or by facsimile transmission to each member of the Committee not later than the close of business on the second day next preceding the day of the meeting; provided that in each case a member may waive notice of any meeting.

AUDIT RELATED DUTIES

     6. The Committee shall review and assess at least annually the adequacy of this Charter in light of applicable law and the rules of the SEC and NYSE. A copy of this Charter as it may be amended from time to time shall be included in the Company's proxy statement relating to its annual meeting of stockholders at least once every three years.

     7. The Committee shall review at least annually the internal audit procedures of the Company and advise and make recommendations to the Board on auditing practices and procedures.

     8. The Committee shall meet at least annually with the Company's independent auditors, review any report and recommendations of such auditors, and review the scope of such auditors' proposed audit and audit procedures to be realized.

     9. The Committee shall review at least annually with management and the Company's independent auditors the effectiveness of the accounting and financial controls of the Company and its subsidiaries and the implementation of additional or improved internal control procedures.

     10. The Committee shall recommend annually to the Board the appointment or reappointment of independent auditors for the Company and its subsidiaries and the remuneration of such auditors, and shall provide the Board with such information relating thereto, and the reasons for any change in independent auditors (including the response thereto of the incumbent auditors), as the Board may request. The independent auditors are ultimately accountable to the Committee and the Board of Directors, which have ultimate authority in deciding to engage, evaluate and, if appropriate, terminate their services.

     11. The Committee shall obtain annually from the independent auditors a written communication delineating all relationships between such auditors and the Company as required by Independence Standards Board No. 1, "Independence Discussions with Audit Committees." In addition, the Committee shall review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend the Board take, appropriate action to ensure the continuing independence of the auditors.

     12. The Committee shall review the annual financial statements of the Company, and the related management's discussion and analysis of financial condition and results of operations, prior to the filing thereof with the Securities and Exchange Commission. Based on the review and discussion of the audited financial statements with management and the independent auditors, the Committee will recommend to the Board whether to include the audited financial statements in the Company's annual report on Form 10-K.

     13. The Committee shall review the Company's quarterly financial statements with management and the independent auditors prior to their filing with the SEC to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Committee by the auditors, including those matters required by Statement on Auditing Standards No. 61, "Communication with Audit Committees." The Chair of the Committee may represent the entire Committee for purposes of this review.

     14. The Committee shall, to the extent it determines appropriate, review from time to time the expenses of the senior officers (and, if it so desires, any other officers) of the Company charged to the Company or any of its subsidiaries, and any transactions between the Company or any of its subsidiaries and any affiliate of the Company.

     15. The Committee shall review any material foreign currency risk management strategies, jet fuel hedging strategies and other material usage by the Company or any of its subsidiaries of hedges, options, futures, swaps or other derivative products or securities.

     16. The Committee shall review with management and the Company's independent auditors any material changes in accounting policies or practices and the impact thereof on the Company's financial statements, and shall review any material components of the Company's financial statements involving management's judgment or estimates. The Committee shall also review with the independent auditors their judgments about the quality of accounting principles and the clarity of financial disclosure practices used or proposed to be used and any other matters as may be required by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as applicable and as may be modified from time to time.

     17. The Committee shall prepare or cause to be prepared on its behalf a report to be included in the Company's proxy statement relating to its annual meeting of stockholders and addressing the matters required to be included therein by the rules of the SEC and/or NYSE as then in effect.

     18. The Committee shall provide sufficient opportunity (at least annually) for the internal and independent auditors to meet with the members of the Committee without members of management present.

ENVIRONMENTAL RELATED DUTIES

     19. The Committee shall review the Company's environmental policies, programs, standards, reporting and accountability in the context of competitive, legal and operational circumstances.

     20. The Committee shall review such reports as it may request from management or environmental consultants or advisors regarding environmental risks or liabilities and the nature and extent of the Company's compliance with environmental laws, rules and regulations, the nature and extent of any noncompliance and the reasons therefor, and the Company's plans to correct or remedy any such noncompliance.

     21. The Committee shall review periodically with management and legal counsel any material environmental proceedings, claims or other contingencies involving the Company or any of its subsidiaries.

     22. The Committee shall review such other environmental matters affecting the Company or any of its subsidiaries as the Committee shall from time to time determine appropriate or as the Board may specifically direct.

MISCELLANEOUS

     23. The Committee shall fulfill such other duties and responsibilities as assigned to the Committee from time to time by the Board.

     24. The Committee shall report on its activities to the Board.

                                                                                                                   PLEASE MARK
                                                                                                                   YOUR VOTES AS [X]
                                                                                                                   INDICATED IN
                                                                                                                   THIS EXAMPLE

1. Election of Directors:
                                                                                                            FOR  AGAINST  ABSTAIN
    FOR ALL NOMINEES           WITHHOLD                                2. Approval of Amendment to 1997
       LISTED BELOW            AUTHORITY                                  Employee Stock Purchase Plan:     [ ]    [ ]      [ ]
   (EXCEPT AS MARKED   TO VOTE FOR ALL NOMINEES
    TO THE CONTRARY)        LISTED BELOW                               3. Ratification of Independent
                                                                          Auditors:                         [ ]    [ ]      [ ]
         [ ]                     [ ]

01 Thomas J. Barrack, Jr., 02 Gordon M. Bethune, 03 David Bonderman,   Please mark this box ONLY if stock owned of record   [ ]
04 Gregory D. Brenneman, 05 Kirbyjon H. Caldwell, 06 Patrick Foley,    or beneficially by you is owned or controlled by
07 Douglas H. McCorkindale, 08 George G. C. Parker, 09 Richard W.      persons who are not U.S. citizens (as defined in the
Pogue, 10 William S. Price III, 11 Donald L. Sturm, 12 Karen Hastie   Proxy Statement) and indicate the number and class so
Williams, 13 Charles A. Yamarone.                                      owned or controlled by persons who are not U.S.
                                                                       citizens.
(Instruction: To withhold authority to vote for any nominee, write that nominee's name on the line below.)

--------------------------------------------------------------------             Please disregard if you have previously
                                                                                 provided your consent decision.            [ ]

                                                                                 By checking the box to the right, I consent
                                                                                 to future delivery of annual reports, proxy
                                                                                 statements, prospectuses and other materials
                                                                                 and stockholder communications electronically
                                                                                 via the internet at a webpage which will be
                                                                                 disclosed to me. I understand that the Company
                                                                                 may no longer distribute printed materials to me
                                                                                 for any future stockholder meeting until
                                                                                 such consent is revoked. I understand that I
                                                                                 may revoke my consent at any time by contacting
                                                                                 the Company's transfer agent, Mellon
                                                                                 Investor Services, LLC, Ridgefield Park,
                                                                                 NJ and that costs normally associated with
                                                                                 electronic delivery, such as usage and
                                                                                 telephone charges as well as any costs I
                                                                                 may incur in printing documents, will be my
                                                                                 responsibility.


SIGNATURE OF STOCKHOLDER(S) _________________________ TITLE (IF APPLICABLE) ________________________ DATE _______________________
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o


         [COMPUTER LOGO] VOTE BY INTERNET OR TELEPHONE [TELEPHONE LOGO]
                          QUICK *** EASY *** IMMEDIATE

          YOUR VOTE IS IMPORTANT! - YOU CAN VOTE IN ONE OF THREE WAYS:

1. VOTE BY INTERNET: Follow the instructions at our Website Address:
                         http://www.proxyvoting.com/cal
                                       OR
2. VOTE BY PHONE: CALL TOLL-FREE 1-800-840-1208 ON A TOUCH-TONE PHONE
                          24 hours a day-7 days a week

    THERE IS NO CHARGE TO YOU FOR THIS CALL. - HAVE YOUR PROXY CARD IN HAND.

YOU WILL BE ASKED TO ENTER A CONTROL NUMBER, WHICH IS LOCATED IN THE BOX IN THE
                      LOWER RIGHT HAND CORNER OF THIS FORM

OPTION 1:         To vote as the Board of Directors recommends press 1.

                   WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

OPTION 2:         If you choose to vote against or abstain, press 0

     Proposal 1 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                   WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

    TELEPHONE VOTING IS UNAVAILABLE FOR SHARES NOT HELD BY U.S. CITIZENS (AS
                        DEFINED IN THE PROXY STATEMENT).
                                       OR
3. VOTE BY PROXY:  Mark, sign and date your proxy card and return promptly in the enclosed envelope.

 NOTE: IF YOU VOTE BY INTERNET OR TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR
                       PROXY CARD. THANK YOU FOR VOTING.

                           CONTINENTAL AIRLINES, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 15, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby authorizes Gordon M. Bethune, Jeffery A. Smisek and Scott R. Peterson, and each of them, with full power of substitution, to represent and vote the stock of the undersigned in Continental Airlines, Inc. as directed and, in their sole discretion, on all other matters that may properly come before the Annual Meeting of Stockholders to be held on May 15, 2001, and at any adjournment or adjournments thereof, as if the undersigned were present and voting thereat. The undersigned acknowledges receipt of the notice of annual meeting and proxy statement with respect to such annual meeting and certifies that, to the knowledge of the undersigned, all equity securities of Continental Airlines, Inc. owned of record or beneficially by the undersigned are owned and controlled only by U.S. citizens (as defined in the proxy statement), except as indicated on the reverse side hereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES. AS EXPLAINED ON THE OTHER SIDE OF THIS PROXY, YOU MAY VOTE BY INTERNET OR BY TELEPHONE, OR YOU MAY EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NAMED ON THE OTHER SIDE OF THIS PROXY (PROPOSAL 1) AND "FOR" PROPOSALS 2 AND 3.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)
--------------------------------------------------------------------------------
                           o FOLD AND DETACH HERE o

                                  AMENDMENT TO
                           CONTINENTAL AIRLINES, INC.
                        1997 EMPLOYEE STOCK PURCHASE PLAN

         This Amendment (this "Amendment") to Continental Airlines, Inc. 1997 Employee Stock Purchase Plan (the "Plan") is dated as of February 6, 2001, and has been approved by the Board of Directors of Continental Airlines, Inc. on February 6, 2001, subject to approval of this Amendment by the stockholders of the Company within 12 months of the date hereof as required by the Internal Revenue Code of 1986, as amended:

Pursuant to paragraph 15 of the Plan, the Plan is hereby amended as follows:

1. The first sentence of paragraph 5 of the Plan is hereby amended to substitute the phrase "4,250,000 shares" in the place of the phrase "1,750,000 shares" therein.

2. The last sentence of paragraph 14 of the Plan is hereby amended to substitute the phrase "December 31, 2010" in the place of the phrase "December 31, 2001" therein.

3.   The Plan, as amended by this Amendment, shall continue in full force and

4. Capitalized terms used in this Amendment without definition are defined in the Plan and are used in this Amendment with the same meanings as in the Plan.

     IN WITNESS WHEREOF, the undersigned has executed this Amendment on behalf of the Company as of February 6, 2001.

                                               CONTINENTAL AIRLINES, INC.


                                               By:
                                                  ------------------------------
                                                  Jeffery A. Smisek
                                                  Executive Vice President and
                                                  General Counsel